Exhibit 10.28

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT (this "Agreement"), is dated as of the 1st day of August, 2006 (the "Effective Date"), and is by and among Tarun Mendiratta, an individual ("Creditor") and Gwenco, Inc. ("Gwenco"). Creditor and Gwenco are sometimes hereinafter referred to as the "Parties" and singularly as a "Party."

         For and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the Parties, the Parties hereby agree as follows:

         1.       Recitals.

                  (a) The Creditor is the assignee and holder of that certain Agreed Judgment entered in favor of National City and against Gwenco, Inc. and Albert Anderson by the Circuit Court of Boyd County, Kentucky in Case No. 04-CI-00369 on May 20, 2005, which awards National City a judgment against Gwenco, Inc. and Albert Anderson, jointly and severally, under a Commercial Installment Note, dated January 20, 1997, in the amount of $94,785.62 plus interest on the principal portion thereof at the rate of 12.75% per annum from March 15, 2004 until paid, and awards National City a judgment against Gwenco, Inc. and Albert Anderson, jointly and severally, under a Commercial Time Note, dated March 20, 2001, in the amount of $289,305.29 plus interest on the principal portion thereof at the rate of 9% per annum from March 15, 2004 until paid, plus any applicable late charges, attorney's fees, court costs and other collection costs;

                  (b) The Creditor is the assignee and holder of that certain Order Modifying Agreed Judgment entered in favor of National City against Gwenco, Inc. and Albert Anderson by the Circuit Court of Boyd County, Kentucky in Case No. 04-CI-00369 on May 20, 2005, which amends the amount owed to National City by Gwenco, Inc. and Albert Anderson under a Commercial Installment Note, dated January 20, 1997, to $84,092.70, plus interest on the principal portion thereof at the rate of 12.75% per annum from December 1, 2004 until paid and it amends the amount owed to National City by Gwenco, Inc. and Albert Anderson under a Commercial Time Note, dated March 20, 2001, to $280,311.11 plus interest on the principal portion thereof at the rate of 9% per annum from December 1, 2004 until paid, plus any applicable late charges, attorney's fees, court costs and other collection costs incurred (the Agreed Judgment, as modified by the Order Modifying Agreed Judgment, being the "Gwenco Judgment");

                  (c) The Creditor is the assignee and holder of that certain Judgment entered in favor of National City against Quest Minerals & Mining, Ltd. by the Circuit Court of Boyd County, Kentucky in Case No. 05-CI-01157 on December 22, 2005, which awards National City a judgment against Quest Minerals & Mining, Ltd. in the amount of $37,366.83, plus $11.14 per diem from October 21, 2005 until paid, and in the amount of $274,469.76, plus $71.17 per diem from October 21, 2005 until paid, plus any applicable late charges, attorney's fees, court costs and other collection costs incurred (the "Quest Judgment");

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                  (d)      The Creditor is the assignee and holder of that
certain Judgment Lien recorded in Encumbrance Book 44, Page 229 in the office of the Pike County Clerk against Gwenco, Inc. in favor of National City. The Judgment Lien recorded in Lien Book 46, Page 725 in the office of the Boyd County Clerk against Gwenco, Inc. in favor of National City (the "Gwenco Judgment Lien");

                  (e) The Creditor is the assignee and holder of that certain Judgment Lien recorded in Encumbrance Book 45, Page 327 in the office of the Pike County Clerk against Quest Minerals & Mining, Ltd. in favor of National City, and the Judgment Lien recorded in Lien Book 48, Page 31 in the office of the Boyd County Clerk against Quest Minerals & Mining, Ltd. in favor of National City (the "Quest Judgment Lien");

                  (f) The Creditor is the assignee and holder of those certain Security Agreements executed by Gwenco, Inc., dated December 19, 1995 and January 20, 2002, and delivered to National City, which evidences security or collateral for the loans to Gwenco, Inc., and with said security or collateral having been noted on UCC financing statements recorded on March 6, 2000 in File No. 20551967 in the clerk's office of Boyd County, Kentucky and recorded on November 27, 2003 in File No. 2003-1963732-46 in the office of the Kentucky Secretary of State;

                  (g) The Creditor is the assignee and holder of that certain Letter of Credit dated November 15, 2000, issued by National City for the account of Gwenco, Inc. in favor of the Commonwealth of Kentucky in the amount of $40,508.48 (including principal in the amount of $37,300.00 and interest in the amount $3,208.48) as of July 14, 2006.

         2.       Agreement to Forbear.

                  (a) In order to induce Creditor to forbear further collection and foreclosure actions or litigation against Gwenco and Quest, Gwenco agrees to grant the Creditor a royalty pursuant to a royalty agreement (the "Royalty Agreement") of even date herewith.

                  (b) In consideration of Gwenco's performance of its covenants under Section 2(a) and under the Royalty Agreement, Creditor agrees:

                  (i) to forbear pursuing any remedies and collection proceedings it is entitled to pursue against Gwenco or Quest under the Gwenco Judgment or the Quest Judgment (the "Judgments"); provided, however, nothing in this Agreement shall affect the right of Creditor to pursue all remedies available to it (including, without limitation, all rights of acceleration of maturity) in the event of a future default by Creditor under the terms of this Agreement or the Royalty Agreement; and

                  (ii) to forbear pursuing any remedies, execution or litigation it is entitled to pursue against Gwenco under the Gwenco Judgment Lien or Quest under the Quest Judgment Lien (the "Judgment Liens"); provided, however, nothing in this Agreement shall affect the

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         right of Creditor to pursue all remedies available to it in the event of a future default by Gwenco under the terms of this Agreement or the Royalty Agreement.

         3. Default under Royalty Agreement; Remedies. In the event of a future default by Gwenco under the terms of this Agreement or the Royalty Agreement, Gwenco stipulates that the Leasehold Estate (as defined in the Royalty Agreement) may be sold by the Master Commissioner of the Circuit Court of Pike County, Kentucky (the "Court") under proper orders of the Court and the proceeds of said sale be first applied to any costs and expenses of the sale and then to all amounts owed to the Creditor by Gwenco, Quest Minerals & Mining, Ltd., and Quest Minerals & Mining Corp.


         IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.


                                       "Creditor":

                                       /s/ TARUN MENDIRATTA
                                       -----------------------------------------
                                       TARUN MENDIRATTA


                                       "Gwenco":

                                       GWENCO, INC.

                                       /s/ EUGENE CHIARAMONTE, JR.
                                       -----------------------------------------
                                       By:     Eugene Chiaramonte, Jr.
                                       Title:  resident


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